Exhibit 21.1
TRANSCONTINENTAL REALTY INVESTORS, INC.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of Transcontinental Realty Investors, Inc., the percentage of ownership and the state or other jurisdiction of organization or incorporation as of December 31, 2014 (indention indicates immediate parent entity):

Corporations
Name of Entity	Ownership	Jurisdiction

Abode Properties Trust, Inc.	100.00%	Maryland
American Realty Investors, Inc.	1.00%	Nevada
BW Ranch, Inc.	100.00%	Nevada
Continental Baronne, Inc.	100.00%	Nevada
Continental Common, Inc.	100.00%	Texas
EQK Bridgeview Plaza, Inc.	100.00%	Nevada
1925 Valley View, Inc.	100.00%	Nevada
South Cochran Corporation	100.00%	Nevada
Income Opportunity Realty Investors, Inc.	81.12%	Nevada
Kelly Lot Development, Inc.	100.00%	Nevada
Mandahl Bay Holdings, Inc.	100.00%	US Virgin Islands
Midland Apartments, Inc.	100.00%	Nevada
South Toler, Inc.	100.00%	Texas
T Belmont, Inc.	100.00%	Nevada
T Castle Glen, Inc.	100.00%	Nevada
T Island Bay Corp.	100.00%	Nevada
T Majestic, Inc.	100.00%	Nevada
T Pinnacle, Inc.	100.00%	Nevada
T Plum Creek, Inc.	100.00%	Nevada
T Rogers, Inc.	100.00%	Nevada
T Summer Breeze, Inc.	100.00%	Nevada
T. Copperridge, Inc.	100.00%	Nevada
TCI 151 Acres, Inc.	100.00%	Nevada
TCI 319 Acres, Inc.	100.00%	Nevada
TCI 600 Las Colinas, Inc.	100.00%	Nevada
TCI Anderson Estates, Inc.	100.00%	Nevada
TCI Audubon Terrace, Inc.	100.00%	Nevada
TCI Bentonville, Inc.	100.00%	Nevada
TCI Dedeaux Road, Inc.	100.00%	Nevada
TCI Denham Springs, Inc.	100.00%	Nevada
TCI DLJ II, Inc.	100.00%	Nevada
TCI DLJ III, Inc.	100.00%	Nevada
TCI Keller Hicks, Inc.	100.00%	Nevada
TCI LeFlore Estates, Inc.	100.00%	Nevada
TCI McKinney 34, Inc.	100.00%	Nevada
TCI McKinney Ranch, Inc.	100.00%	Nevada
TCI Mercer Crossing, Inc.	100.00%	Nevada
TCI Monticello Estates, Inc.	100.00%	Nevada
TCI MS Investment, Inc.	100.00%	Mississippi
TCI Ocean Estates, Inc.	100.00%	Nevada
TCI Paramount Terrace, Inc.	100.00%	Nevada
TCI Park West I, Inc.	100.00%	Nevada

Park West One Association, Inc.	100.00%	Texas
TCI Riverwalk I, Inc.	100.00%	Nevada
TCI Riverwalk II, Inc.	100.00%	Nevada
TCI UIW, Inc.	100.00%	Nevada
TCI Valley Ranch 20, Inc.	100.00%	Nevada
Transcontinental Gautier Land, Inc.	100.00%	Nevada
Transcontinental Lamar, Inc.	100.00%	Nevada
Transcontinental Treehouse Corporation	100.00%	Nevada

LLC interests (including direct and indirect ownership through subsidiaries)
Name of Entity	Ownership	Jurisdiction

Abode Acquisitions, LLC	100.00%	Nevada
Abode Development Properties, LLC	100.00%	Nevada
Abode Properties GP, LLC	100.00%	Delaware
Abode Properties LP, LLC	100.00%	Delaware
ATI Mineral Holdings, LLC	48.10%	Nevada
Trinity East Energy, LLC	11.78%	Texas
Audubon Terrace Managing Member, LLC	100.00%	Mississippi
Audubon Terrace, LLC	100.00%	Mississippi
David L. Jordan Apartments, Phase III, LLC	0.01%	Mississippi
Dominion at Mercer Crossing, LLC	100.00%	Nevada
Dun-Run Development, LLC	100.00%	US Virgin Islands
Dun-Run Golf, LLC	100.00%	US Virgin Islands
Dun-Run Restaurants, LLC	100.00%	US Virgin Islands
EQK Sesame Square, LLC	100.00%	Nevada
EQK Windmill Farms, LLC	100.00%	Nevada
Lakeside Lofts Apartments, LLC	100.00%	Nevada
LeFlore Estates, LLC	0.01%	Mississippi
Ocean Estates, LLC	0.01%	Mississippi
Riverwalk Apartments, Phase II, LLC	0.01%	Mississippi
T Midland, LLC	100.00%	Nevada
T Mira Bella, LLC	100.00%	Nevada
T Peninsula Point, LLC	100.00%	Nevada
T Peterson, LLC	100.00%	Nevada
T Residential Holdings, LLC	100.00%	Nevada
Abode Development Holdings, LLC	100.00%	Nevada
Abode Properties Holdings, LLC	100.00%	Nevada
Residential Sub I, LLC	100.00%	Nevada
Residential Sub II, LLC	100.00%	Nevada
Residential Sub III, LLC	100.00%	Nevada
Residential Sub IV, LLC	100.00%	Nevada
Residential Sub V, LLC	100.00%	Nevada
T Lodges, LLC	100.00%	Nevada
T Sonoma Court, LLC	100.00%	Nevada
TCI Blue Ridge, LLC	100.00%	Nevada
T Sierra Court, LLC	100.00%	Nevada
T Springs Apts, LLC	100.00%	Nevada
HGH Sub I, LLC	100.00%	Nevada
HGH Sub II, LLC	100.00%	Nevada
HGH Sub III, LLC	100.00%	Nevada
HGH Sub IV, LLC	100.00%	Nevada

HGH Sub V, LLC	100.00%	Nevada
T Sugar Mill II, LLC	100.00%	Nevada
T Toulon, LLC	100.00%	Nevada
T Whitman, LLC	100.00%	Nevada
TCI Clements, LLC	100.00%	Nevada
TCI Hines Acres, LLC	100.00%	Nevada
TCI Ladue, LLC	100.00%	Nevada
TCI Luna Ventures, LLC	100.00%	Nevada
TCI Manhattan 2, LLC	100.00%	Nevada
TCI Meridian Acres, LLC	100.00%	Nevada
TCI Stanford, LLC	100.00%	Nevada
Three Hickory Center, LLC	100.00%	Nevada
Travis Ranch, LLC	100.00%	Nevada

Partnership interests (including direct and indirect ownership through subsidiaries)
Name of Entity	Ownership	Jurisdiction
288 City Park Apartments, LTD	99.00%	Texas
30 Castleglen Estates Apartments, LP	99.00%	Texas
Abode Properties Operating Partnership, LP	100.00%	Delaware
Anderson Estates, LP	0.01%	Mississippi
Blue Lake Properties II, LTD	99.00%	Texas
Blue Lake Properties, LTD	99.00%	Texas
Breakwater Bay, LTD	99.00%	Texas
BWR Apartments, LP	99.00%	Texas
Capitol Hill Limited Partnership	99.00%	Arkansas
Cascades Apartments, LTD	99.00%	Texas
CTMGT Land Holdings, LP	19.90%	Texas
Dakota Arms, LTD	99.00%	Texas
David L. Jordan Apartments Phase II, LP	0.01%	Mississippi
DeSoto Apartments, LTD	99.00%	Texas
DeSoto Ridge Apartments, LTD	99.00%	Texas
Echo Valley Properties, LTD	99.00%	Texas
El Paso Legends, LTD	99.00%	Texas
Falcon Lakes, LTD	99.00%	Texas
FB Peninsula Point, LTD	24.00%	Texas
FW Verandas at City View, LTD	99.00%	Texas
Heather Creek Apartments Mesquite, LTD	99.00%	Texas
KLP Blue Ridge Apartments, LP	24.00%	Texas
KLP Dorado Ranch Apartments, LP	99.00%	Texas
KLP Sugar Mill Apartments, LP	99.00%	Texas
KLP Toulon Apartments, LP	99.00%	Mississippi
Laguna at Mira Lago, LTD	99.00%	Texas
Lake Forest AM, LTD	99.00%	Texas
Lakeview at Pecan Creek Apartments, LTD	99.00%	Texas
Loyal Windsong of Fort Worth, LTD	99.00%	Texas
LPG Apartments, LP	99.99%	Texas
Mansions of Mansfield Apartments, LTD	99.00%	Texas
Monticello Estates, LP	0.01%	Arkansas
Nakash Income Associates	60.00%	Georgia
Northside on Travis, LTD	99.00%	Texas
Pacific Galveston Properties, LP	49.00%	Texas
Parc at Clarksville, LP	99.00%	Tennessee

Parc at Denham Springs, LP	24.00%	Louisiana
Parc at Maumelle, LP	99.00%	Arkansas
Parc at Metro Center, LP	99.00%	Tennessee
Parc at Rogers, LP	100.00%	Arkansas
Pecan Pointe, LTD	99.00%	Texas
Riverwalk Apartments, LP	0.01%	Mississippi
SA Spanish Trail, LTD	99.00%	Texas
Sonoma Court, LTD	24.00%	Texas
The Lodge at Pecan Creek Apartments, LP	0.24%	Texas
Villas at Park West I, LP	99.00%	Colorado
Villas at Park West II, LP	99.00%	Colorado
Vistas of Pinnacle Park, LTD	99.00%	Texas
Vistas of Vance Jackson, LTD	99.00%	Texas
Woodmont TCI Group XIV, LP	75.00%	Texas

Note 1:  A list of all subsidiaries of Income Opportunity Realty Investors ("IOT") is filed as exhibit 21.1 to IOT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 which was filed with the Commission on March 30, 2015 and is incorporated by reference herein.